Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,034,620)
Unrealized Gain (Loss) on Market Value of Futures	2,139,080
Dividend Income	330
Interest Income	391
ETF Transaction Fees	350
Total Income (Loss)	$105,531

Expenses
General Partner Management Fees	$17,130
Brokerage Commissions	946
NYMEX License Fee	343
Non-interested Directors' Fees and Expenses	247
Prepaid Insurance Expense	158
Other Expenses	8,265
Total Expenses	27,089
Expense Waiver	(4,839)
Net Expenses	$22,250
Net Income (Loss)	$83,281

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/12	$28,649,446
Additions (100,000 Units)	1,545,959
Net Income (Loss)	83,281

Net Asset Value End of Month	$30,278,686
Net Asset Value Per Unit (1,850,000 Units)	$16.37

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502